Exhibit 23.1



        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Employees' Savings & Profit Sharing Plan and Trust of Peoples Bancorp of our report dated November 4, 2003, with respect to the consolidated financial statements of Peoples Bancorp included in its Annual Report to Stockholders for the year ended September 30, 2003, filed with the Securities and Exchange Commission on December 9, 2003 (incorporated by reference into its Annual Report on Form 10-K for the year ended September 30, 2003, filed December 29, 2003).

/s/ BKD, LLP

Indianapolis, Indiana
November 29, 2004